Exhibit 10.14

                               FIRST AMENDMENT TO
                AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

      First Amendment, dated as of November 12, 2008 (the "Amendment"), to the Amended and Restated Change in Control Agreement, dated as of February 12, 2007 (as amended, the "Agreement"), by and among Enfield Federal Savings and Loan Association (the "Association") and John Parda (the "Executive"). Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

                              W I T N E S S E T H:

      WHEREAS, the parties desires to amend the Agreement to comply with the final regulations issued in April 2007 by the Internal Revenue Service under
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, pursuant to Section 8(a) of the Agreement, the parties to the Agreement desire to amend the Agreement;

      NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Association and the Executive hereby amends the Agreement as follows:

      Section 1. References to Enfield Federal Savings and Loan Association. All references to Enfield Federal Savings and Loan Association in the Agreement shall include any successor to the Association.

      Section 2. Amendment to Section 2(a) of the Agreement. Section 2(a) of the Agreement is hereby amended to add the following immediately after Section 2(a)(v):

            "provided, however, that prior to any termination of employment for Good Reason, the Executive must first provide written notice to the Association (or its successor in interest) within ninety (90) days following the initial existence of the condition, describing the existence of such condition, and the Association shall thereafter have the right to remedy the condition within thirty (30) days of the date the Association received the written notice from the Executive. If the Association remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Association does not remedy the condition within such thirty (30) day cure period, then the Executive may deliver a Notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period."

      Section 3. Amendment to Section 2(b) of the Agreement. Section 2(b) of the Agreement is hereby amended to add the following immediately after Section 2(b)(iv):

      "Notwithstanding anything in this Agreement to the contrary, a merger or combination of the Association with or into Valley Bank or any other affiliate of the Company or a similar

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merger  or  combination  of  the  Association  into  Valley  Bank  or any of its affiliates, or any other type of corporate reorganization involving the Association or any other affiliate of the Company shall not constitute a Change in Control for purposes of this Agreement."

      Section 4. New Section 2(d) of the Agreement. Section 2 of the Agreement is hereby amended to add a new Section 2(d) to read in its entirety as follows:

            "(d) For purposes of this Agreement, any termination of Executive's employment shall be construed to require a "Separation from Service" in accordance with Code Section 409A and the regulations promulgated thereunder, such that the Association and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination of employment would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36)-month period."

      Section 5. Amendment to Section 3(a)(ii) of the Agreement. Section 3(a)(ii) of the Agreement is hereby amended and a new Section 3(a)(iii) is added to read in its entirety as follows:

            "(ii) Continued  life  insurance and  non-taxable  health and dental insurance coverage which Executive participated in as of the date of the Change in Control (collectively, the "Employee Benefit Plans") for a period of twenty-four (24) months following Executive's termination of employment. Said coverage shall be provided under the same terms and conditions in effect on the date of Executive's termination of employment. To the extent that benefits required under this Section 3(a)(ii) cannot be provided under the terms of any Association health and welfare plans, the Association shall pay the Executive the value of such benefits in a single cash lump distribution within ten (10) calendar days following the Executive's termination of employment; and

            (iii) Notwithstanding the foregoing, in the event the Executive is a
                  Specified Employee (as defined herein), then, solely to the extent required to avoid penalties under Code Section 409A, the Executive's payments shall be delayed until the first day of the seventh month following the Executive's Separation from Service. A "Specified Employee" shall be interpreted to comply with Code Section 409A and shall mean a key employee within the meaning of Code Section 416(i) (without regard to paragraph 5 thereof)."

      Section 6. Amendment to Section 3(b) of the Agreement. Section 3(b) of the Agreement is hereby amended to amend and restate the last sentence of Section 3(b) to read in its entirety as follows:

            "The allocation of the reduction required hereby among the Termination Benefits provided by this Section 3 shall be determined by the Executive, provided however that if it is determined that such election by the Executive shall be in


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

            violation of Code Section 409A, the cash severance payable pursuant to Section 3 hereof shall be reduced by the minimum amount necessary to result in no portion of payments and benefits payable to the Association under Section 3 being non-deductible to the Association pursuant to Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Code."

      Section 7. Amendment to Section 13 of the Agreement. Section 13 of the Agreement is hereby amended to add the following sentence immediately at the end thereof:

      "Such payment or reimbursement shall be made to Executive as soon as practicable but not later than March 15 of the calendar year immediately following the year in which such expenses were incurred by Executive."

      Section 8. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

      Section 9. Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Connecticut, except to the extent preempted by the laws of the United States of America.

      Section 10. Compliance with Section 409A. This Agreement shall be interpreted and administered consistent with Section 409A of the Code.

      IN WITNESS WHEREOF, the Association has duly executed this Amendment as of the day and year first written above.

                                         ENFIELD FEDERAL SAVINGS AND
                                         LOAN ASSOCIATION


                                         By:   /s/ David J. O'Connor
                                               ---------------------------------
                                         Name: David J. O'Connor
                                         Title: President & CEO

                                         EXECUTIVE

                                         /s/ John Parda
                                         ---------------------------------------
                                         John Parda


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